                                                                   Exhibit 10.13

                       NONSTATUTORY STOCK OPTION AGREEMENT


                  TRUEVISION INTERNATIONAL, INC., a Delaware corporation (the "Company"), hereby grants to _________________________ (the Optionee") an option (the "Option") to purchase a total of ________________________________
(_________) shares of Common Stock of the Company (the "Shares"), at the price set forth herein, and in all respects subject to the terms, definitions and provisions of the Company's 1998 Stock Option Plan (the "Plan"), which is incorporated herein by reference.

                  1. NATURE OF THE OPTION. The Option is intended to be a nonstatutory option and not an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                  2. OPTION PRICE. The Option Price is $ ____________ for each Share.

                  3. VESTING AND EXERCISE OF OPTION. The Option shall vest and become exercisable during its term in accordance with the provisions of Section 7 of the Plan as follows:

                           (a) VESTING AND RIGHT TO EXERCISE.

                                    (i) The Option shall vest (and become
exercisable) with respect to _______________________ of the Shares subject to the Option at the end of each of the first ______________ (_____) years from __________________. Subject to the provisions of subparagraphs (ii) and (iii) below' the Optionee can exercise any portion of the Option which has vested until the expiration of the Option term.

                                    (ii) In the event of the Optionee's death,
disability or other termination of employment, the exercisability of the Option shall be governed by Sections 9(d), (e) and (f) of the Plan.

                                    (iii) The Option may not be exercised for
fractional shares or for less than ______________________ (______) Shares.

                           (b) METHOD OF EXERCISE. In order to exercise any
portion of this Option which has vested, the Optionee shall notify the Company in writing of the election to exercise the Option, the number of shares in respect of which the Option is being exercised, (and shall execute and deliver to the Chief Financial Officer of the Company the Purchase Agreement, together with the Stock Assignments, Escrow Agreement and if applicable, the Consent of Spouse, forms of which are attached as exhibits to the Purchase Agreement. The Purchase Agreement must be accompanied by payment in full of the aggregate purchase price of the Shares to be purchased. The certificate or certificates for Shares as to which the Option has been exercised shall be registered in the name of the Optionee.

                           (c) RESTRICTIONS ON EXERCISE. This Option may not be
exercised if the issuance of the shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable Federal or state securities law or any other law or regulation. Furthermore, the method and manner of payment of the Option Price will be subject to the rules under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation GI') as promulgated by the Federal Reserve Board if such rules apply to the Company at the date of exercise. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation or warranty to the Company at the time of exercise of the Option as in the opinion of legal counsel for the Company may be required by any applicable law or regulation, including the execution and delivery of an appropriate representation statement. Accordingly, the stock certificates for the Shares issued upon exercise of this Option may bear appropriate legends restricting transfer.

                  4. NON-TRANSFERABILITY OF OPTION. This Option may be exercised during the lifetime of the Optionee only by the Optionee and, subject to the provisions of Section 7(f) of the Plan, may not be transferred in any manner other than by will or by the laws of descent and distribution. The terms of this Option shall be binding upon the executors, administrators, heirs and successors of the Optionee.

                  5. METHOD OF PAYMENT. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the
Optionee:

                           (a) cash;

                           (b) certified or bank cashier's check; or

                           (c) in the event there exists a public market for the
Company's Common Stock on the date of exercise, by surrender of shares of the Company's Common Stock, provided that if such shares were acquired upon exercise of an incentive stock option, the Optionee must have first satisfied the holding period requirements under Section 422(a)(1) of the Code. In this case payment shall be made as follows:

                                    (i) In addition to the execution and
delivery of the Purchase Agreement, Optionee shall deliver to the Secretary of the Company a written notice which shall set forth the portion of the purchase price the Optionee wishes to pay with Common Stock, and the number of shares of such Common Stock the Optionee intends to surrender pursuant to the exercise of this Option, which shall be determined by dividing the aforementioned portion of the purchase price by the average of the last reported bid and asked prices per share of Common Stock of the Company, as reported in THE WALL STREET JOURNAL (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System or, in the event the Common Stock is listed on a national securities exchange, or on the NASDAQ National Market System (or any successor national market system), the closing price of Common Stock of the Company on such exchange as reported in THE WALL STREET JOURNAL, for the day on which the notice of exercise is sent or delivered;

                                    (ii) Fractional shares shall be disregarded
and the Optionee shall pay in cash an amount equal to such fraction multiplied by the price determined under subparagraph (i) above;

                                    (iii) The written notice shall be
accompanied by a duly endorsed blank stock power with respect to the number of Shares set forth in the notice, and the certificates) representing said Shares shall be delivered to the Company at its principal offices within three (3) working days from the date of the notice of exercise;

                                    (iv) The Optionee hereby authorizes and
directs the Secretary of the Company to transfer so many of the Shares represented by such certificates) as are necessary to pay the purchase price in accordance with the provisions herein;

                                    (v) If any such transfer of Shares requires
the consent of some other agency under the securities laws of any other state, or an opinion of counsel for the Company or Optionee that such transfer may be effected under applicable Federal and state securities laws, the time periods specified herein shall be extended for such periods as the necessary request for consent to transfer is pending before said agency, or until counsel renders such an opinion, as the case may be. All parties agree to cooperate in making such request for transfer, or in obtaining such opinion of counsel, and no transfer shall be effected without such consent or opinion if required by law; and.

                                    (vi) Notwithstanding any other provision
herein, the Optionee shall only be permitted to pay the purchase price with shares of the Company's Common Stock owned by him as of the exercise date in the manner and within the time periods allowed under 17 CFR Section 240.16b-3 promulgated under the Securities Exchange Act of 1934 as such regulation is presently constituted, as it is amended from time to time, and as it is interpreted now or hereafter by the Securities and Exchange Commission.

                  6. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. The number of Shares covered by this Option shall be adjusted in accordance with the provisions of Section 10 of the Plan in the event of changes in the capitalization or organization of the Company, or if the Company is a party to a merger or other corporate reorganization.

                  7. TERM OF OPTION. This Option may not be exercised more than ten (10) years from the date of grant of this Option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

                  8. NOT EMPLOYMENT CONTRACT. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without cause, subject to the provisions of applicable law. This is not an employment contract.

                  10. INCOME TAX WITHHOLDING. The Optionee authorizes the Company to withhold in accordance with applicable law from any compensation payable to him or her any taxes required to be withheld by Federal, state or local laws as a result of the exercise of this Option. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the exercise of this Option, the Optionee agrees to pay the Company the amount of any such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not Optionee is an employee of the Company at that time.

DATE OF GRANT: _________________, 19__________

                                              TRUEVISION INTERNATIONAL, INC.

                                              By:
                                                 ------------------------------

                                              Title: CHIEF EXECUTIVE OFFICER

                  The Optionee acknowledges receipt of a copy [copies] of the Plan, and the exhibits referred to therein and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan.

Dated: _________________, 19__________

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                                CONSENT OF SPOUSE

                  I, ___________________________, spouse of the Optionee who executed the foregoing Agreement, hereby agree that my spouse's interest in the shares of Common Stock subject to said Agreement shall be irrevocably bound by the Agreement's terms. I further agree that my community or joint property interest in such shares, if any, shall similarly be bound by said Agreement and that such consent is binding upon my executors, administrators, heirs and assigns. I agree to execute and deliver such documents as may be necessary to carry out the intent of said Agreement and this consent.

Dated: _________________, 19__________


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